Exhibit 99.1

Intapp Announces Fourth Quarter and Fiscal Year 2025 Financial Results

•
Fourth quarter SaaS revenue of $90.2 million, up 27% year-over-year
•
Cloud annual recurring revenue (ARR) of $383.1 million, up 29% year-over-year
•
Trailing twelve months cloud net revenue retention rate as of June 30, 2025 was 120%

PALO ALTO, Calif., August 12, 2025 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2025. Intapp also provided its outlook for the first quarter and the full fiscal year 2026.

“We are pleased to report a solid fourth quarter to cap off a strong and exciting year,” said John Hall, CEO of Intapp. “Our fiscal year 2025 results are reflective of the hard work we've done to launch innovative new AI solutions, expand our client base around the globe, forge new partnerships, and help firms move to the cloud. We're excited to enter the new year with momentum.”

Fourth Quarter of Fiscal Year 2025 Financial Highlights

•
SaaS revenue was $90.2 million, a 27% year-over-year increase compared to the fourth quarter of fiscal year 2024.
•
Total revenue was $135.0 million, an 18% year-over-year increase compared to the fourth quarter of fiscal year 2024.
•
Cloud ARR was $383.1 million as of June 30, 2025, a 29% year-over-year increase compared to Cloud ARR as of June 30, 2024. Cloud ARR represented 79% of total ARR as of June 30, 2025, compared to 73% as of June 30, 2024.
•
Total ARR was $485.4 million as of June 30, 2025, a 20% year-over-year increase compared to total ARR as of June 30, 2024.
•
GAAP operating loss was $(4.2) million, compared to a GAAP operating income of $0.3 million in the fourth quarter of fiscal year 2024.
•
Non-GAAP operating income was $21.3 million, compared to a non-GAAP operating income of $13.5 million in the fourth quarter of fiscal year 2024.
•
GAAP net loss was $(0.5) million, compared to a GAAP net loss of $(0.6) million in the fourth quarter of fiscal year 2024.
•
Non-GAAP net income was $23.0 million, compared to a non-GAAP net income of $11.9 million in the fourth quarter of fiscal year 2024.
•
GAAP net loss per share was $(0.01), compared to a GAAP net loss per share of $(0.01) in the fourth quarter of fiscal year 2024.
•
Non-GAAP diluted net income per share was $0.27, compared to a non-GAAP diluted net income per share of $0.15 in the fourth quarter of fiscal year 2024.

Fiscal Year 2025 Financial Highlights

•
SaaS revenue was $331.9 million, a 28% year-over-year increase compared to fiscal year 2024.
•
Total revenue was $504.1 million, a 17% year-over-year increase compared to fiscal year 2024.
•
GAAP operating loss was ($27.4) million, compared to a GAAP operating loss of ($32.2) million in fiscal year 2024.
•
Non-GAAP operating income was $75.6 million, compared to a non-GAAP operating income of $38.7 million in fiscal year 2024.
•
GAAP net loss was ($18.2) million, compared to a GAAP net loss of ($32.0) million in fiscal year 2024.
•
Non-GAAP net income was $78.9 million compared to a non-GAAP net income of $36.4 million in fiscal year 2024.
•
GAAP net loss per share was $(0.23), compared to a GAAP net loss per share of $(0.45) in fiscal year 2024.
•
Non-GAAP diluted net income per share was $0.94, compared to a non-GAAP diluted net income per share of $0.45 in fiscal year 2024.
•
Cash and cash equivalents were $313.1 million as of June 30, 2025, compared to $208.4 million as of June 30, 2024.
•
For the fiscal year ended June 30, 2025, net cash provided by operating activities was $123.5 million, compared to net cash provided by operating activities of $67.2 million for the fiscal year ended June 30, 2024.

Business Highlights

•
As of June 30, 2025, we served more than 2,700 clients, 795 of which each had contracts greater than $100,000 of ARR. In addition, at fiscal year ended June 30, 2025, we had 109 clients with more than $1.0 million of ARR, up from 73 such clients at the prior fiscal year end.
•
We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of June 30, 2025 was 120%.
•
We continued to add new clients and expand existing accounts including law firms Blank Rome, Colin Biggers & Paisley, and Sills Cummis & Gross.
•
We continued to develop our partner ecosystem and announced new or expanded partnerships with MSCI, Snowflake, and SUBSCRIBE.
•
We revealed the results of our 2025 Technology Perceptions original research study, which found that 72% of accounting, consulting, legal, and private capital professionals are using AI at work, compared to just 48% in 2024.

Fiscal 2026 Outlook
	First Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$95.7 - $96.7	$411.4 - $415.4
Total revenue	$134.8 - $135.8	$566.7 - $570.7
Non-GAAP operating income	$16.0 - $17.0	$96.0 - $100.0
Non-GAAP diluted net income per share	$0.18 - $0.20	$1.09 - $1.13

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $25.6 million for the first quarter of fiscal year 2026 and $109.4 million for fiscal year 2026 and amortization of intangible assets of $2.9 million for the first quarter of fiscal year 2026 and $10.6 million for fiscal year 2026. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.30 per share for the first quarter of fiscal year 2026 and $1.26 per share for fiscal year 2026 and amortization of intangible assets of $0.03 per share for the first quarter of fiscal year 2026 and $0.12 per share for fiscal year 2026. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, August 12, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full fiscal year 2026, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the effect on our customers of the imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade and any resulting impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage the implementation of AI into our products and services and to comply with U.S. and global laws and regulations regarding AI; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Presentation Changes Related to SaaS and License Revenue

Effective July 1, 2024, the Company adjusted the classification of support services related to subscription license to be included within “license” on the consolidated statements of operations. Prior to July 1, 2024, support services related to subscription license was included in a line item entitled “SaaS and Support.” Accordingly, effective July 1, 2024, SaaS revenues include subscription fees from clients accessing our SaaS solutions, premium support services related to SaaS, and updates, if any, to the subscribed service during the subscription term. There was no change to the Company's revenue recognition policy, except for the change in classification noted herein.

The presentation of cost of revenues has been conformed to reflect the changes related to the presentation of revenues. Such reclassifications related to the presentation of revenues and cost of revenues did not affect total revenues, operating income, or net income.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Revenues
SaaS	$90,186	$70,835	$331,948	$259,256
License	31,831	30,254	120,024	117,386
Professional services	13,022	13,287	52,148	53,881
Total revenues	135,039	114,376	504,120	430,523
Cost of revenues
SaaS	18,207	14,611	66,714	53,487
License	1,363	1,489	6,256	6,344
Professional services	14,512	14,638	58,178	63,830
Total cost of revenues	34,082	30,738	131,148	123,661
Gross profit	100,957	83,638	372,972	306,862
Gross margin	74.8%	73.1%	74.0%	71.3%
Operating expenses:
Research and development	37,919	29,838	137,760	113,634
Sales and marketing	43,037	33,232	163,846	138,176
General and administrative	24,216	20,266	98,723	87,243
Total operating expenses	105,172	83,336	400,329	339,053
Operating (loss) income	(4,215)	302	(27,357)	(32,191)
Interest and other income, net	4,615	413	11,219	2,285
Net income (loss) before income taxes	400	715	(16,138)	(29,906)
Income tax expense	(928)	(1,312)	(2,079)	(2,115)
Net loss	$(528)	$(597)	$(18,217)	$(32,021)
Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.23)	$(0.45)
Weighted-average shares used to compute net loss per share, basic and diluted	81,281	73,898	78,710	71,488

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$313,109	$208,370
Restricted cash	200	200
Accounts receivable, net	89,667	95,103
Unbilled receivables, net	19,462	13,300
Other receivables, net	5,866	2,743
Prepaid expenses	11,971	9,031
Deferred commissions, current	15,605	13,907
Total current assets	455,880	342,654
Property and equipment, net	23,157	18,944
Operating lease right-of-use assets	18,139	21,382
Goodwill	326,260	285,969
Intangible assets, net	40,699	40,293
Deferred commissions, noncurrent	20,761	18,495
Other assets	9,265	5,262
Total assets	$894,161	$732,999
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,497	$13,348
Accrued compensation	51,654	42,066
Accrued expenses	12,647	12,040
Deferred revenue, net	256,994	218,923
Other current liabilities	12,066	14,270
Total current liabilities	349,858	300,647
Deferred tax liabilities	1,716	1,336
Deferred revenue, noncurrent	2,002	3,563
Operating lease liabilities, noncurrent	16,114	19,605
Other liabilities	4,706	4,610
Total liabilities	374,396	329,761
Stockholders’ equity:
Common stock	82	75
Additional paid-in capital	1,025,712	891,681
Accumulated other comprehensive loss	(630)	(1,336)
Accumulated deficit	(505,399)	(487,182)
Total stockholders’ equity	519,765	403,238
Total liabilities and stockholders’ equity	$894,161	$732,999

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net loss	$(528)	$(597)	$(18,217)	$(32,021)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,680	4,698	17,672	16,704
Amortization of operating lease right-of-use assets	1,253	1,259	5,039	4,781
Accounts receivable allowances	481	916	1,973	3,711
Stock-based compensation	19,971	10,604	88,086	59,895
Change in fair value of contingent consideration	(23)	(1,565)	(1,027)	(3,290)
Deferred income taxes	833	302	448	(22)
Other	53	124	389	239
Changes in operating assets and liabilities:
Accounts receivable	(30,268)	(15,239)	1,170	(5,138)
Unbilled receivables, current	(1,896)	3,165	(6,162)	(2,639)
Prepaid expenses and other assets	(1,302)	(1,605)	(8,003)	(5,740)
Deferred commissions	(4,412)	(2,302)	(3,716)	(4,066)
Accounts payable and accrued liabilities	14,683	3,172	13,491	9,438
Deferred revenue, net	35,335	23,328	35,327	28,261
Operating lease liabilities	(1,448)	(783)	(5,132)	(4,266)
Other liabilities	931	1,602	2,191	1,384
Net cash provided by operating activities	38,343	27,079	123,529	67,231
Cash Flows from Investing Activities:
Purchases of property and equipment	(878)	(729)	(1,673)	(2,457)
Capitalized internal-use software costs	(1,875)	(1,181)	(7,370)	(6,398)
Business combinations, net of cash acquired	(50,935)	(10,973)	(51,832)	(10,973)
Purchase of strategic investments	(2,000)	—	(2,000)	—
Net cash used in investing activities	(55,688)	(12,883)	(62,875)	(19,828)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	—	—	(781)
Proceeds from stock option exercises	4,706	5,539	40,845	30,726
Proceeds from employee stock purchase plan	2,110	1,706	4,080	3,431
Payments of contingent consideration and holdback associated with acquisitions	(1,332)	(500)	(3,742)	(3,051)
Net cash provided by financing activities	5,484	6,745	41,183	30,325
Effect of foreign currency exchange rate changes on cash and cash equivalents	1,764	3	2,902	(343)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,097)	20,944	104,739	77,385
Cash, cash equivalents and restricted cash - beginning of period	323,406	187,626	208,570	131,185
Cash, cash equivalents and restricted cash - end of period	$313,309	$208,570	$313,309	$208,570

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$100,957	$83,638	$372,972	$306,862
Adjusted to exclude the following:
Stock-based compensation	2,356	1,474	9,909	7,322
Amortization of intangible assets	1,952	1,614	6,541	4,778
Restructuring and other costs	21	342	123	342
Non-GAAP gross profit	$105,286	$87,068	$389,545	$319,304
Non-GAAP gross margin	78.0%	76.1%	77.3%	74.2%

Non-GAAP Operating Expenses

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
GAAP research and development	$37,919	$29,838	$137,760	$113,634
Stock-based compensation	(6,504)	(3,231)	(24,309)	(14,854)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	(754)	—	(754)	—
Restructuring and other costs	(375)	(80)	(546)	(132)
Non-GAAP research and development	$30,286	$26,527	$112,151	$98,648

GAAP sales and marketing	$43,037	$33,232	$163,846	$138,176
Stock-based compensation	(5,320)	(2,878)	(24,557)	(17,312)
Amortization of intangible assets	(1,122)	(1,318)	(4,696)	(5,599)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	(754)	—	(754)	—
Restructuring and other costs	(41)	(31)	(129)	(31)
Non-GAAP sales and marketing	$35,800	$29,005	$133,710	$115,234

GAAP general and administrative	$24,216	$20,266	$98,723	$87,243
Stock-based compensation	(5,791)	(3,021)	(29,311)	(20,407)
Amortization of intangible assets	(128)	(163)	(616)	(652)
Expenses associated with acquisition-related contingent and deferred liabilities (1)	23	1,565	1,027	3,290
Transaction costs (2)	(297)	(536)	(1,355)	(2,685)
Restructuring and other costs	(111)	(93)	(347)	(93)
Non-GAAP general and administrative	$17,912	$18,018	$68,121	$66,696

Non-GAAP Operating Income

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
GAAP operating loss	$(4,215)	$302	$(27,357)	$(32,191)
Adjusted to exclude the following:
Stock-based compensation	19,971	10,604	88,086	59,895
Amortization of intangible assets	3,202	3,095	11,853	11,029
Expenses associated with acquisition-related contingent and deferred liabilities (1)	1,485	(1,565)	481	(3,290)
Transaction costs (2)	297	536	1,355	2,685
Restructuring and other costs	548	546	1,145	598
Non-GAAP operating income	$21,288	$13,518	$75,563	$38,726

Non-GAAP Net Income

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
GAAP net loss	$(528)	$(597)	$(18,217)	$(32,021)
Adjusted to exclude the following:
Stock-based compensation	19,971	10,604	88,086	59,895
Amortization of intangible assets	3,202	3,095	11,853	11,029
Expenses associated with acquisition-related contingent and deferred liabilities (1)	1,485	(1,565)	481	(3,290)
Transaction costs (2)	297	536	1,355	2,685
Restructuring and other costs	548	546	1,145	598
Income tax effect of non-GAAP adjustments	(1,929)	(766)	(5,762)	(2,502)
Non-GAAP net income	$23,046	$11,853	$78,941	$36,394

GAAP net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.23)	$(0.45)
Non-GAAP net income per share, diluted	$0.27	$0.15	$0.94	$0.45

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	81,281	73,898	78,710	71,488
Weighted-average shares used to compute non-GAAP net income per share, diluted	84,984	79,967	83,832	80,312

Free Cash Flow

	Year Ended June 30,
	2025	2024
Net cash provided by operating activities	$123,529	$67,231
Adjusted for the following cash outlay:
Purchases of property and equipment	(1,673)	(2,457)
Free cash flow (3)	$121,856	$64,774

(1) Consists of incremental costs, which may include, fair value adjustments on contingent liabilities and compensation expenses related to compensation arrangements entered into concurrent with the closing of an acquisition that will become payable, if at all, only upon the achievement of certain performance milestones.

(2) Consists of acquisition-related transaction costs, costs related to a legal settlement incurred in connection with an acquisition and costs related to certain non-capitalized offering-related expenses.

(3) Beginning with the second quarter ended December 31, 2023, we have excluded capitalized internal-use software costs and cash paid for interest from the calculation of our free cash flow, which we believe better aligns with industry standard. Our free cash flow for prior period presented were recast to conform to the updated methodology and are reflected herein for comparison purposes.